For Immediate Release

Vishay Precision Group Completes Acquisition of George Kelk Corporation

MALVERN, Pa. (January 31, 2013) Vishay Precision Group, Inc. (NYSE: VPG), a leading producer of precision sensors and systems, based on its resistive foil technology, today announced it has completed its acquisition of George Kelk Corporation (“KELK”), of Toronto Canada, a privately held company. The purchase price was approximately $50 million Canadian, subject to customary post-closing adjustments. VPG financed the acquisition through a combination of cash on hand and third party borrowings.

Marc Zandman, VPG’s chairman of the board, said, “We are pleased to complete this important step in implementing our growth strategy. The KELK business is a natural fit for us and we expect it to be a key to our future success.”

In commenting on the acquisition, Ziv Shoshani, VPG’s chief executive officer, said, “KELK has extensive knowledge of the metals measurement processing industry and valuable proprietary technology. KELK delivers a strong potential growth profile with attractive economics, and expands our geographic and end-market strength in the metals measurement processing market through a combination of intellectual property, engineering talent, and new products in the Weighing Control Systems segment. KELK has established a leading global brand name with a 60 year legacy for quality and value. We expect to deploy the KELK brand name and technology to gain greater market share and customer recognition for VPG products on a global basis.”

Vishay Precision Group signed a definitive agreement to acquire KELK on December 18, 2012.

About Vishay Precision Group

Vishay Precision Group (VPG) is an internationally recognized designer, manufacturer and marketer of: components based on its resistive foil technology; sensors; and sensor-based systems specializing in the growing markets of stress, force, weight, pressure, and current measurements. VPG is a market leader of Foil Technology Products, providing ongoing technology innovations in precision foil resistors and foil strain gages, which are the foundation of the company’s Force Sensors Products and its Weighing and Control Systems. The product portfolio consists of a variety of well-established brand names recognized for precision and quality in the marketplace. To learn more, visit VPG at www.vishaypg.com.

Forward-Looking Statements

From time to time, information provided by us, including but not limited to statements in this report, or other statements made by or on our behalf, may contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.

Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, changes in the current pace of economic recovery, including if such recovery stalls or does not continue as expected; difficulties or delays in completing acquisitions and integrating acquired companies and businesses, including KELK, the inability to realize anticipated synergies and expansion possibilities, difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; difficulties in implementing our cost reduction strategies such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries; and other factors affecting our operations, markets, products, services, and prices that are set forth in our annual report on Form 10-K for the year ended December 31, 2011. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Vishay Precision Group, Inc.
Wendy Wilson, Senior Director Investor Relations
919-347-5501
Investors@VishayPG.com

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